Exhibit 99.8

Accountants and Business Advisors

SENT VIA FEDERAL EXPRESS AND FACSIMILE

April 12, 2006

Mr. Joseph G. Stienessen, Audit Committee Chairman
Ms. Maryjo Cohen, Chairman and Chief Executive Officer
Mr. Randy F. Lieble, Chief Financial Officer
National Presto Industries, Inc.
3925 North Hastings Way
Eau Claire, WI 54703

Dear Mr. Stienessen, Ms. Cohen, and Mr. Lieble:

Following the completion of our audits and the issuance of our opinions on National Presto Industries, Inc.’s (“National Presto”) financial statements as of and for the three years ended December 31, 2005, and the Company’s internal control over financial reporting as of December 31, 2005, Grant Thornton LLP (“Grant Thornton”) became aware of certain information that previously had not been provided to us. We have recently learned that contrary to earlier representations made to us by National Presto’s counsel, the staff of the Securities and Exchange Commission (“SEC”) does object to National Presto’s filing of its 2005 financial statements on Form 10-K.

During the course of our audit, National Presto’s counsel affirmatively represented to us that he had direct conversations with the staff of the SEC regarding the proper form of financial filing following the Company’s registration under the Investment Company Act of 1940. Counsel represented in writing that the SEC staff would not object to National Presto filing its financial statements as an operating company on Form 10-K without the inclusion of a footnote with pro forma financial statement information consistent with investment company financial reporting requirements pursuant to Article 6 of Regulation S-X and Form N-CSR. Following the filing of the Form 10-K however, the SEC staff communicated in writing to Grant Thornton that the Company’s financial statement presentation did not comply with the conditions under which they would not object. Further, the staff believes that the Company’s financial statement presentation in its Form 10-K has no basis in authoritative generally accepted accounting principles given the Company’s registration as an investment company.

175 W. Jackson Boulevard
Chicago, IL 60604
T   312.856.0200
F   312.565.4719
W  www.grantthornton.com

Grant Thornton LLP
US member of Grant Thornton International

In view of this information, our audit opinion on the financial statements as of and for the three years ended December 31, 2005, and our opinion on the Company’s internal control over financial reporting as of December 31, 2005, included in National Presto’s Form 10-K can no longer be relied upon. The Company should consult counsel to ensure that it meets its disclosure obligations.

GRANT THORNTON LLP